EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the report on Form 10-K of Advanced Technologies Group, Ltd. (the "Company") for the fiscal year ended January 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "report"), the undersigned, Alex Stelmak, Chief Executive Officer, Chairman of the Board and Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

     (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 24, 2013
                                           /s/ Alex Stelmak
                                           -------------------------------------
                                           Alex Stelmak
                                           Chief Executive Officer and Director
                                           (Principal Executive Officer,
                                           Principal Financial Officer and
                                           Principal Accounting Officer)